UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 16, 2007

PERFECTENERGY INTERNATIONAL LIMITED

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-51704

(Commission File Number)

98-0435537

(IRS Employer Identification No.)

7401 Springbank Blvd., Suite 3, Calgary, AB T3H 5R2

(Address of principal executive offices and Zip Code)

(403) 241-1925

Registrant's telephone number, including area code

Crestview Development Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective April 16, 2007, we completed a merger with our subsidiary, Perfectenergy International Limited, a Nevada corporation. As a result, we have changed our name from “Crestview Development Corporation” to “Perfectenergy International Limited”. We changed the name of our company in connection with our entry into the share exchange agreement with Perfectenergy International Limited, a British Virgin Islands corporation, and the shareholders of Perfectenergy International on March 29, 2007, as disclosed in our current report on Form 8-K filed on April 4, 2007.

In addition, effective April 16, 2007 we effected a 7.54 for 1 forward stock split of our authorized, issued and outstanding common stock. As a result, our authorized capital has increased from 50,000,000 shares of common stock with a par value of $0.001 to 377,000,000 shares of common stock with a par value of $0.001. Our issued and

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outstanding share capital has increased from 9,245,000 shares of common stock to 69,707,300 shares of common stock.

Item 7.01.	Regulation FD Disclosure

The name change and forward stock split became effective with NASDAQ’s Over-the-Counter Bulletin Board at the opening for trading on April 19, 2007 under the new stock symbol “PFEN”. Our new CUSIP number is 71372V 102.

Item 9.01.	Financial Statements and Exhibits.

99.1         Articles of Merger filed with the Secretary of State of Nevada on April 10, 2007 and which is effective April 16, 2007.

99.2        Certificate of Change filed with the Secretary of State of Nevada on April 10, 2007 and which is effective April 16, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECTENERGY INTERNATIONAL LIMITED

By: /s/ Philip McDonald

Philip McDonald

President, Chief Executive Officer, Chief Financial Officer,

Secretary, Treasurer and Director

Dated: April 19, 2007

CW1163974.2